EXHIBIT 35.1

SERVICER COMPLIANCE STATEMENT

American Express Travel Related Services Company, Inc.

American Express Credit Account Master Trust

Reporting Period January 1, 2014 to December 31, 2014

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. (“TRS”), as Servicer pursuant to the American Express Credit Account Master Trust (the “Trust”) Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006, as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of December 17, 2007, as amended by the Second Amendment to the Pooling and Servicing Agreement, dated as of October 24, 2008, as amended by the Third Amendment to the Pooling and Servicing Agreement, dated as of February 24, 2009, and as amended by the Fourth Amendment to the Pooling and Servicing Agreement, dated as of October 7, 2010, as amended by the Fifth Amendment to the Pooling and Servicing Agreement, dated as of May 10, 2013, and as amended by the Sixth Amendment to the Pooling and Servicing Agreement, dated as of January 29, 2014 (as so amended and restated and as otherwise amended from time to time, the “Agreement”), among American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC, and American Express Receivables Financing Corporation IV LLC, as transferors, TRS, as servicer (in such capacity, the “Servicer”), and The Bank of New York Mellon (formerly The Bank of New York), as trustee and securities intermediary (the “Trustee”), does hereby certify that:

1.	TRS is Servicer under the Agreement.

2.	The undersigned is duly authorized as required pursuant to the Agreement to execute and deliver this Certificate.

3.	A review of the Servicer’s activities during the reporting period and of its performance under the Agreement has been made under my supervision.

4.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 27th day of March, 2015.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.[1]

By:	/s/ Kanchan Roy
Name:	Kanchan Roy
Title:	Vice President

[1]	During the reporting period, certain servicing procedures were performed on behalf of TRS by Amex Card Services Company (“ACSC”). Effective January 1, 2015, ACSC merged into TRS. Prior to such merger, including during the reporting period, ACSC was a wholly-owned subsidiary of TRS. This Certificate and the review and certification described herein encompass the servicing procedures performed by ACSC during the reporting period.